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                                                                 EXHIBIT 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                        ENVISION DEVELOPMENT CORPORATION

         I, the undersigned, hereby make, subscribe, acknowledge and file with the Secretary of State of the State of Florida these Articles of Incorporation for the purpose of forming a corporation for profit in accordance with the laws of the State of Florida:

                                    ARTICLE I

          The name of the corporation is Envision Development Corporation (the "Corporation").

                                   ARTICLE II

         The purpose for which the Corporation is organized is to engage any lawful business for which corporations may be incorporated under the Florida Business Corporation Act.

                                   ARTICLE III

         The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is Twenty-Five Million (25,000,000), consisting of (i) Twenty Million (20,000,000) shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) Five Million (5,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

         The designations and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock of the Corporation are as follows:

A.       PROVISIONS RELATING TO THE PREFERRED STOCK.

         1. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors (the "Board") as hereinafter prescribed.

         2. Authority is hereby expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary action to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:



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         (a)   whether or not the class or series is to be without voting rights or is to have voting rights, and, if so, the terms of such voting rights;

         (b) the number of shares to constitute the class or series and the designations thereof;

         (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

         (d) whether or not the shares of any class or series shall be redeemable and, if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

         (e) whether or not the shares of a class or series shall be subject to the operation of' retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

         (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or relative rights of priority of payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

         (g) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary liquidation dissolution of, or upon any winding up or distribution of the assets of, the Corporation;

         (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

         (i) such other special rights and protective provisions with respect to any class or series as the Board may deem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series



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 authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

B.       PROVISIONS RELATING TO THE COMMON STOCK.

         1. Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock. Each holder of shares of the Common Stock shall be entitled to one vote for each share held.

         2. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

         3. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.

C.       GENERAL PROVISIONS

         1. Except as may be provided by the resolutions of the Board authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, cumulative voting by any shareholder is hereby expressly denied.

         2. No shareholder of the Corporation shall have, by reason of its holding shares of any class or series of stock of the Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of the Corporation now or hereafter to be authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend, voting or other rights of such shareholder.



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                                   ARTICLE IV

         The Corporation shall exist perpetually unless sooner dissolved according to law.

                                    ARTICLE V

         The name of the Incorporator of the Corporation is Kevin H. Sutton, and the address of the Incorporator is 101 East Kennedy Boulevard, Suite 3700, Tampa, Florida 33602. The Corporation's mailing address and the address of the Corporation's principal office is 11701 NW 101st Road, Miami, Florida 33178. The address of the Corporation's initial registered office in the State of Florida is 101 East Kennedy Boulevard, Suite 3700, Tampa, Florida 33602 and the name of the Corporation's registered agent at such office is Kevin H. Sutton.

                                   ARTICLE VI

         A. NUMBER AND TERM OF DIRECTORS. The Corporation's Board shall consist of not less than five (5) nor more than eleven (11) members with exact number to be fixed from time to time by resolution of the Board except a greater number may be required to give effect to the rights of holders of the Preferred Stock or any series thereof to elect Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board shall be divided into three classes, Class I, Class II and Class III. The number of directors elected to each class shall be as nearly equal in number as possible. The Board shall apportion any increase or decrease in the number of directorships among the classes so as to make the number of directors in each class as nearly equal as possible. Each director in Class I shall be elected to an initial term to expire at the annual meeting next ensuing, each director in Class II shall be elected to an initial term to expire one year thereafter, and each director in Class III shall be elected to an initial term to expire two years thereafter, in each case and until his or her successor is duly elected and qualified or until his or her earlier resignation, death or removal from office. The Initial Directors shall be as follows:

         Class I:          William J. Patch, Michael E. Amideo, Dean Willard
         Class II:         Thomas Carmody, Sunny C. Vanderbeck
         Class III:        Garrick M. Hileman, Alan E. Rudd

         Upon the expiration of the initial terms of office for each class of directors, respectively, the directors of each class shall be elected for a term of three (3) years to serve until their successors are duly elected and qualified or until their earlier resignation, death or removal from office.

         B. DIRECTOR VACANCIES; REMOVAL. Whenever any vacancy on the Board shall occur due to death, resignation, retirement, disqualification, removal, increase in the number of directors, or otherwise, only a majority of directors in office, although less than a quorum of the entire Board, may fill the vacancy or vacancies for the balance of the unexpired term of terms, at which time a successor or successors shall be duly elected by the shareholders and qualified.





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Shareholders shall not, and shall have no power to, fill any vacancy on the
Board. Shareholders may remove a director from office prior to the expiration of his or her term, but only for "cause" by an affirmative vote of two-thirds of the outstanding shares of capital stock entitled to vote for the election of directors.

         C. SHAREHOLDER NOMINATIONS OF DIRECTOR CANDIDATES. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board at an annual or special meeting of shareholders may be made by or at the direction of the Board by any nominating committee or person appointed by the Board or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this paragraph C; provided, however, that nominations of persons for election to the Board at a special meeting may be made only if the election of directors is one of the purposes described in the special meeting notice required by
Section 607.0705 of the Florida Business Corporation Act. Nominations of persons for election at annual meetings, other than nominations made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than One Hundred Twenty (120) days nor more than One Hundred Eighty (180) days prior to the first anniversary of the date of the Company's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than the date contemplated by the previous year's proxy statement or sixty (60) calendar days after such date, such notice by the shareholder to be timely must be so received (i) not more than sixty (60) days prior to the annual meeting of stockholders, or (ii) not later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director at the annual meeting, (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice of nominees for election at the annual meeting, (i) the name and record address of the shareholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may




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require any proposed nominee for election at an annual or special meeting of shareholders to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the requirements of this paragraph C, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE VII

         The Corporation shall indemnify and may advance expenses to its officers and directors to the fullest extent permitted by Florida law in existence either now or hereafter.

                                  ARTICLE VIII

         A. CALL OF SPECIAL SHAREHOLDERS MEETING. Except as otherwise required by law, the Corporation shall not be required to hold a special meeting of shareholders of the Corporation unless (in addition to any other requirements of law) (i) the Chairman; (ii) the holders of not less than fifty (50) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held; or (iii) the meeting is called by the Board pursuant to a resolution approved by a majority of the entire Board. Only business within the purpose or purposes described in the special meeting notice required by
Section 607.0705 of the Florida Business Corporation Act may be conducted at a special shareholders' meeting.

         B. ADVANCE NOTICE OF SHAREHOLDER-PROPOSED BUSINESS FOR ANNUAL MEETING. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board,
(b) otherwise properly brought before the meeting by or at the direction of the Board, 8 or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than One Hundred Twenty (120) days nor more than One Hundred Eighty (180) days prior to the first anniversary of the date of the Company's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than the date contemplated by the previous year's proxy statement or sixty (60) calendar days later than such date, such notice by the shareholder to be timely must be so received (i) not more than sixty (60) days prior to the annual meeting, or (ii) not later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the



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annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the requirements of this paragraph B, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         C. AMENDMENTS. Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, Articles II, VI and VIII shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of all capital stock entitled to vote for the election of directors.

         IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the laws of the State of Florida, has executed these Articles of Incorporation this 4th day of February, 2000.

                                             /s/ KEVIN H. SUTTON
                                             ----------------------------
                                             Kevin H. Sutton, Incorporator



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                  ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

         The undersigned, having been named the Registered Agent of Envision Development Corporation, a Florida corporation, hereby accepts such designation and is familiar with, and accepts, the obligations of such position, as provided in Florida Statutes Section 607.0505.

                                             /s/ KEVIN H. SUTTON
                                             ----------------------------
                                             Kevin H. Sutton

                                             Date: February 4, 2000



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